EXHIBIT 3.1

                           CERTIFICATE OF AMENDMENT

                                      OF

                       THE CERTIFICATE OF INCORPORATION

                                      OF

                  LOGICAL COMPUTER SERVICES OF NEW YORK LTD.

              (Under Section 805 of the Business Corporation Law

     FIRST: The name of the Corporation is Logical Computer Services of New York, Ltd.

     SECOND:  The  certificate  of  incorporation of the corporation was filed
under  the  original  corporate  name  of  First  Lloyd  Funding   Inc. by the
Department  of  State  of  New  York  on  December  22,1989.

     THIRD: The amendment to the Certificate of incorporation affected by this Certificate of Amendment is to change the name of the Corporation.

     FOURTH: To accomplish the foregoing amendment, Article FIRST of the Certificate of Incorporation is amended to read as follows:

     "FIRST.-  The  name  of  the  Corporation  is:

                           CORONADO INDUSTRIES, INC"

     FIFTH: The manner in which the foregoing amendment of the Certificate of Incorporation are authorized are as follows:

     The Board of Directors of the Corporation authorized the amendment under the authority vested in said Board by shareholder approval in accordance with Provisions of Section 505 of the Business Corporation Law.

     IN WITNESS WHEREOF, we have subscribed this document on September 19, 1996 and do hereby affirm under penalties of perjury, that the statements contained therein have been examined by us and are true and correct.

/s/  EDWARD  A.  BARTH
----------------------
EDWARD  A.  BARTH,  President

/s/  RICHARD  A  HOOPER
-----------------------
RICHARD  A  HOOPER,  Assistant  Secretary

                           CERTIFICATE OF AMENDMENT
                                      OF
                  LOGICAL COMPUTER SERVICES OF NEW YORK LTD.
                  ------------------------------------------
                             UNDER SECTION 805 BCL

State  of  New  York
Department  Of  State  J

I hereby certify that the annexed copy has been compared with the original document in the custody of the Secretary of State and that the same is a true copy of said original.

Witness  my  hand  seal  of  the  Department  of  State  on  OCT  04,  1993.

[SEAL  OF  STATE  OF  NEW  YORK  DEPARTMENT  OF  STATE]

Special  Deputy  Secretary  of  State

                   MINUTES OF THE SPECIAL DIRECTORS MEETING
               OF LOGICAL COMPUTER SERVICES OF NEW YORK, LTD.

     A special meeting of the Directors of the Corporation was held pursuant to notice on September 19, 1996 at the office of the corporation at 4264 Strausser Street N.W., North Canton, Ohio at 1:00 p.m. Attending the meeting in person were Directors Richard W. Hooper and Edward A. Barth. Also in attendance was Ronald O. Kaffen, attorney for the Corporation. Attending via telephone was Director Richard Campanalie. The meeting was called to order by Edward A Barth who, upon finding a quorum present, proceeded with business.

     Mr. Barth advised the Directors that the merger previously voted upon by the Directors, for purposes of changing the name of the corporation, effectuating a five-for-one consolidation of stock and changing venue of the corporation to the State o-Nevada will take longer than anticipated. Mr. Barth advised the group that the corporation must obtain a consent from the New York State Tax Commissioner prior to filing the merger articles in the State of New York and that it will take at least two months.

     Mr. Barth then suggested that it would be appropriate in order to avoid confusion with the upcoming acquisition of the assets of Coronado Products to change the name of the corporation prior to the merger and effectuate the five-for-one consolidation immediately. Thereafter motion was duly made and seconded and unanimously passed it was

     RESOLVED, that the officers of the corporation file an amended Certificate of Incorporation for the purpose of changing the corporation's name to Coronado Industries, Inc.

     FURTHER RESOLVED, that the officers of the corporation notify the transfer agent that effective immediately,, the five-for-one stock consolidation, as approved by the shareholders on August 30, 1996 be immediately placed into effect. In the event that the stock consolidation results in fractional shares, the holders of such shares shall receive one additional share of common stock in the corporation without the necessity of paying any fractional amounts for the full share.

There  being  no  further  business  the  meeting  was  adjourned at 1:30 p.m.

Respectfully  submitted,

/s/  Edward  A.  Barth
     -----------------
Edward  A.  Barth,  Secretary